Exhibit 99

                                    US AIRWAYS REPORTS DECEMBER TRAFFIC

     ARLINGTON, Va., Jan. 6, 2004 -- US Airways reported its December 2003 passenger traffic today.

     Mainline revenue passenger miles for December 2003 increased 4.1 percent on a 3.4 increase in available seat miles compared to December 2002. The passenger load factor was 72.9 percent, a 0.5 percentage point increase compared to December 2002.

     For the fourth quarter 2003, US Airways' revenue passenger miles increased 7.0 percent on 0.6 percent more capacity compared to October through December 2002. The passenger load factor for the period was 72.7 percent, a 4.4 percentage point increase compared to the fourth quarter of 2002.

     Full year 2003 revenue passenger miles decreased 5.7 percent on 8.6 percent less capacity compared to 2002. The passenger load factor for the period was 73.3 percent, a 2.3 percentage point increase compared to 2002.

     The three wholly owned subsidiaries of US Airways Group, Inc. -- Allegheny Airlines, Inc., Piedmont Airlines, Inc., and PSA, Inc. -- reported a 13.6 percent decrease in revenue passenger miles for the month of December on 12.5 percent less capacity compared to the same period in 2002. The passenger load factor was 56.6 percent, a 0.7 percentage point decrease compared to December 2002.

     For the fourth quarter 2003, revenue passenger miles for the three wholly owned subsidiaries decreased 12.1 percent on 14.4 percent less capacity compared to the fourth quarter 2002. The passenger load factor for the period was 56.9 percent, a 1.4 percentage point increase compared to the fourth quarter of 2002.

     The three wholly owned US Airways Express carriers reported a 15.3 percent decrease in revenue passenger miles on 15.3 percent less capacity for the full year 2003, compared to 2002. The passenger load factor was 53.4 percent, which was no change compared to the full year 2002.

     Mainline system passenger unit revenue for December 2003 is expected to increase between 0.9 percent and 1.9 percent compared to December 2002, excluding an expected positive adjustment of $34.2 million to reduce the company's Air Traffic Liability.

     US Airways ended the month by completing 98.2 percent of its scheduled flights compared to December 2002 when it completed 97.9 percent of its scheduled flights. Operational performance in December 2003 was affected in part by winter weather conditions.

Certain of the information contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the company's current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the company to operate pursuant to the terms of its financing facilities (particularly the financial covenants); the ability of the company to obtain and maintain normal terms with vendors and service providers; the company's ability to maintain contracts that are critical to its operations; the ability of the company to fund and execute its business plan; the ability of the company to attract, motivate and/or retain key executives and associates; the ability of the company to attract and retain customers; the ability of the company to maintain satisfactory labor relations; demand for transportation in the markets in which the company operates; economic conditions; labor costs; financing availability and costs; aviation fuel costs; security-related and insurance costs; competitive pressures on pricing (particularly from lower-cost competitors) and on demand (particularly from low-cost carriers and multi-carrier alliances); weather conditions; government legislation and regulation; impact of the Iraqi war and the Iraqi occupation; other acts of war or terrorism; ongoing market acceptance of the company's new common stock; and other risks and uncertainties listed from time to time in the company's reports to the United States Securities and Exchange Commission. There may be other factors not identified above of which the company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

	US AIRWAYS, INC.
SELECTED TRAFFIC STATISTICS

	Dec. 2003	Dec. 2002	Percent Change

Revenue Passenger Miles (000):
Domestic*	2,374,961	2,324,031	2.2
International*	750,029	678,442	10.6
Total - Scheduled Service	3,124,990	3,002,473	4.1
Total (Including Charter)	3,125,801	3,003,602	4.1

Available Seat Miles (000):
Domestic*	3,313,737	3,231,202	2.6
International*	974,546	916,735	6.3
Total - Scheduled Service	4,288,283	4,147,937	3.4
Total (Including Charter)	4,289,499	4,149,541	3.4

Passengers Boarded*	3,450,856	3,531,454	(2.3)
System Load Factor*	72.9	72.4	0.5
Average Passenger Journey*	905.6	850.2	6.5

* scheduled service

NOTE:     Numbers may not add or calculate due to rounding

	US AIRWAYS, INC.
FOURTH QUARTER 2003

	Oct. - Dec. 2003	Oct. - Dec. 2002	Percent Change

Revenue Passenger Miles (000):
Domestic*	7,112,480	6,795,672	4.7
International*	2,261,837	1,963,745	15.2
Total - Scheduled Service	9,374,317	8,759,418	7.0
Total (Including Charter)	9,377,525	8,763,003	7.0

Available Seat Miles (000):
Domestic*	9,934,826	10,072,434	(1.4)
International*	2,957,686	2,747,225	7.7
Total - Scheduled Service	12,892,512	12,819,658	0.6
Total (Including Charter)	12,897,383	12,824,803	0.6

Passengers Boarded*	10,384,210	10,353,581	0.3
System Load Factor*	72.7	68.3	4.4
Average Passenger Journey*	902.7	846.0	6.7

* scheduled service

NOTE:     Numbers may not add or calculate due to rounding.

	US AIRWAYS, INC.
YEAR-TO-DATE 2003

	Jan. - Dec. 2003	Jan. - Dec. 2002	Percent Change

Revenue Passenger Miles (000):
Domestic*	28,431,232	31,695,276	(10.3)
International*	9,309,352	8,342,893	11.6
Total - Scheduled Service	37,740,584	40,038,169	(5.7)
Total (Including Charter)	37,796,215	40,048,481	(5.6)

Available Seat Miles (000):
Domestic*	39,521,104	45,675,915	(13.5)
International*	11,973,178	10,683,725	12.1
Total - Scheduled Service	51,494,282	56,359,639	(8.6)
Total (Including Charter)	51,583,602	56,373,207	(8.5)

Passengers Boarded*	41,250,548	47,154,791	(12.5)
System Load Factor*	73.3	71.0	2.3
Average Passenger Journey*	914.9	849.1	7.8

* scheduled service

NOTE:     Numbers may not add or calculate due to rounding

	US AIRWAYS EXPRESS**
SELECTED TRAFFIC STATISTICS

	Dec. 2003	Dec. 2002	Percent Change
Revenue Passenger Miles (000)	109,243	126,500	(13.6)
Available Seat Miles (000)	192,910	220,496	(12.5)
Passengers Boarded*	481,219	559,077	(13.9)
System Load Factor*	56.6	57.4	(0.7)
Average Passenger Journey	227.0	226.3	0.3

	US AIRWAYS EXPRESS**
FOURTH QUARTER 2003

	Oct. - Dec. 2003	Oct. - Dec. 2002	Percent Change
Revenue Passenger Miles (000)	335,451	381,822	(12.1)
Available Seat Miles (000)	589,095	687,857	(14.4)
Passengers Boarded*	1,513,012	1,702,797	(11.1)
System Load Factor*	56.9	55.5	1.4
Average Passenger Journey	221.7	224.2	(1.1)

* scheduled service
** Allegheny Airlines, Inc., Piedmont Airlines, Inc., and PSA Airlines, Inc.

NOTE:     Numbers may not add or calculate due to rounding.

	US AIRWAYS EXPRESS**
YEAR-TO-DATE 2003

	Jan. - Dec. 2003	Jan. - Dec. 2002	Percent Change
Revenue Passenger Miles (000)	1,299,236	1,533,357	(15.3)
Available Seat Miles (000)	2,432,654	2,871,806	(15.3)
Passengers Boarded*	5,874,207	6,856,681	(14.3)
System Load Factor*	53.4	53.4	0.0
Average Passenger Journey	221.2	223.6	(1.1)

* scheduled service
** Allegheny Airlines, Inc., Piedmont Airlines, Inc., and PSA Airlines, Inc.

NOTE:     Numbers may not add or calculate due to rounding

NUMBER: 4667

US Airways media contact:                     David Castelveter, 703-872-5100

US Airways investor relations contact:     Margaret Kim, 703-872-6528